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Exhibit 10.1

[Form of Letter Agreement among the Company, the Representative and each officer, director and initial stockholder of the Company]

                        , 2008

China Mining Resources Holdings Limited
c/o SSC Mandarin Group
Room 4710, 47th Floor, The Center, 99 Queen's Road
Central, Hong Kong

  Re:
  Initial Public Offering

Ladies and Gentlemen:

        This letter is being delivered to you in accordance with the Underwriting Agreement (the "Underwriting Agreement") entered into by and between China Mining Resources Holdings Limited, a Delaware corporation (the "Company"), and Lazard Capital Markets LLC (the "Representative"), as representative of the underwriters named in Schedule I thereto (the "Underwriters"), relating to an underwritten initial public offering (the "IPO") of the Company's units (the "Units"), each consisting of one share of the Company's common stock, par value $0.0001 per share (the "Common Stock"), and one warrant to purchase one share of Common Stock (each a "Warrant" and collectively, the "Warrants"). Certain capitalized terms used herein are defined in paragraph 15 hereof.

        In order to induce the Company and the Underwriters to enter into the Underwriting Agreement and to proceed with the IPO, and in recognition of the benefit that such IPO will confer upon the undersigned [officer][Director][initial stockholder] of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees with the Company as follows:

        1.     If the Company seeks approval of its stockholders of an Initial Business Combination or an Extended Period, the undersigned will vote any Initial Shares owned directly or indirectly by [him][her][it] in accordance with the majority of the shares of Common Stock voted by the Public Stockholders; provided that the foregoing shall not apply to any IPO Shares acquired by the undersigned. The undersigned will vote any IPO Shares acquired by the undersigned in favor of an Initial Business Combination or an Extended Period and, in connection with a vote to approve a proposed Initial Business Combination, in favor of an amendment to the Company's amended and restated certificate of incorporation providing for the Company's perpetual existence.

        2.     [In the event that the Company fails to consummate an Initial Business Combination within 24 months (or, if applicable, before the expiration of the Extended Period) from the effective date (the "Effective Date") of the registration statement relating to the IPO, the undersigned will (without undertaking any obligation to incur any cost or expense [except as contemplated in Paragraph 13 hereof(1)]) take all reasonable actions within [his][her][its] power to (a) cause the Trust Account to be liquidated and distributed to the holders of IPO Shares as soon as reasonably practicable and (b) cause the Company to liquidate as soon as reasonably practicable. The undersigned agrees that in connection with any cessation of the corporate existence of the Company, he or she will take all reasonable steps to cause the Company to adopt a plan of dissolution and distribution in accordance with Section 281(b) of the Delaware General Corporation Law or any successor provision thereto.](2)

(1)
Bracketed language to be included only in the letters containing paragraph 13.

(2)
Applicable only to officers and directors.

        3.     [(a)] The undersigned hereby waives any and all right, title, interest or claim of any kind in or to any distributions of the Trust Account, or to any other amounts distributed in connection with a liquidating distribution of the Company, with respect to [his][her][its] Initial Shares (any "Claim"), and hereby waives any Claim the undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Company and will not seek recourse against the Trust Account for any reason whatsoever; provided that the foregoing shall not apply to any IPO Shares acquired by the undersigned.

        (b)   [The undersigned agrees to indemnify and hold harmless the Company against any and all losses, liabilities, claims, damages and expenses whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened, or any claim whatsoever) to which the Company may become subject, but only if, and to the extent (i) the claims reduce the amounts in the Trust Account available for payment to holders of the IPO Shares in the event of a liquidation of the Trust Account and (ii) the claims are made by (A) a vendor for services rendered, or products sold, to the Company, (B) by a third party with which the Company enters into a contractual relationship following consummation of the IPO, or (C) by a prospective target business arising out of any negotiations, contracts or agreements with the Company, provided that such indemnity shall not apply to any amounts claimed owed to a third party who executed a valid and enforceable waiver of any right, title, interest or claim of any kind in or to the Trust Account, it being understood and agreed that for this purposes a waiver in substantially the form specified in Section 4(aa) of the Underwriting Agreement shall be deemed to be a "valid and enforceable waiver."](3)

(3)
Applicable only to Robin Lee.

        4.     (a) In order to minimize potential conflicts of interest which may arise from multiple affiliations, the undersigned agrees with the Company as follows:(4)

(4)
Applicable only to officers and directors.

            (i)  The undersigned hereby confirms to the Company that [he] [she] is not currently an officer or director of any blank check company.

           (ii)  The undersigned hereby agrees with the Company that, until the Company consummates its initial business combination, [he] [she] will not become an officer, director or employee of any company (including any blank check company) the purpose of which is to engage in a business combination in the China mineral mining industry;

          (iii)  The undersigned hereby agrees with the Company that, subject to any pre-existing fiduciary obligations the undersigned may have, [he] [she] will present to the Company for consideration, prior to presentation to any other entity, any business opportunity with a value in excess of $30,000,000 in the Chinese mineral mining industry (an "Applicable Opportunity").

          (iv)  The undersigned hereby confirms to the Company that [he] [she] has no pre-existing fiduciary obligations, whether directly to [him] [her] current business or indirectly to clients of their current businesses, or otherwise, that would conflict with [his] [her] obligation to present an Applicable Opportunity to the Company

           (v)  The undersigned hereby agrees with the Company that, to the extent [he] [she] is able to control the entities to which [he] [she] currently owes fiduciary obligations, [he] [she] will cause such entities not to enter into agreements or otherwise accept new engagements that would obligate [him] [her] to present Applicable Opportunities to any third party.

        (b)   The Company hereby acknowledges and agrees that the agreements set forth in this paragraph 4(a) will not prevent the undersigned from providing assistance to [his] [her] employers in connection with the consummation of an acquisition of a pre-identified target, it being understood that, without duplication, the undersigned would not be prevented from providing services to [his] [her] employer if a client of the employer seeks assistance with the consummation of an acquisition of a target acquisition opportunity if such target was first identified by the client, including any such opportunity in the China mineral mining industry.

        (c)   The undersigned agrees that [he] [she] will notify the Company in the event [he] [she] is aware of an Applicable Opportunity which [he] [she] believes [he] [she] is required for any reason to present to a third party prior to presentation to the Company, other than any opportunity described in paragraph 4(b) above (an "Opportunity Conflict").

        (d)   In the event of any Opportunity Conflict, the undersigned agrees the Company's full board of directors (including, if applicable, the undersigned) will review the facts and circumstances regarding such Opportunity Conflict with the undersigned. If the Opportunity Conflict exists due to a contractual or fiduciary obligation that existed prior to the time the undersigned became associated with the Company, such opportunity may be presented to the third party. However, if our board of directors, excluding the undersigned, determines in its reasonable good-faith discretion that such conflict arises from a relationship that arose after the undersigned became associated with the Company, then the undersigned agrees that the Applicable Opportunity will be first presented to the Company.

        5.     The undersigned understands that, in accordance with the terms of the Company's Amended and Restated Certificate of Incorporation, the Company will not enter into an Initial Business Combination with any entity that is affiliated with any of the Initial Stockholders, unless the Company obtains an opinion from an independent investment banking firm that the Initial Business Combination is fair to the Company's stockholders from a financial perspective. For purposes hereof, a party shall be deemed to be "affiliated with" another party if the first party controls, is controlled by, or is under common control with, the other party; and "control" for this purpose shall mean the beneficial ownership, or the ability to direct the vote, of more than 50% of the equity interests of a party.

        6.     Neither the undersigned, nor any member of the family of the undersigned, nor any affiliate of the undersigned, will be entitled to receive, and no such person will accept, any finder's fee, consulting fee or other compensation for any services rendered prior to or in connection with the consummation of an Initial Business Combination; provided, however, that the foregoing shall not prohibit (i) the repayment of the loan of funds to the Company (including the non-interest bearing loan of up to $277,000 in the aggregate made to the Company by SSC Mandarin Group in November 2007) to cover expenses relating to the IPO, (ii) the $10,000 per month fees payable to SSC Mandarin Group to cover rent, overhead and administrative support services associated with office space for the Company, or (iii) reimbursement of any out-of-pocket expenses incurred in connection with identifying, investigating, negotiating and consummating an Initial Business Combination.

        7.     The undersigned will, pursuant to and subject to the terms of that certain Securities Escrow Agreement to be entered into by and among the Company, the Initial Stockholders and [Continental Stock Transfer & Trust Company], as escrow agent, escrow all Initial Shares held by the undersigned, directly or indirectly, until the date that is one year after the consummation of an Initial Business Combination, and any Insider Warrants purchased by the undersigned, directly or indirectly, until the date that is 90 days after the consummation of an Initial Business Combination.

        8.     [The undersigned agrees, subject to the Company's fulfillment of its obligation set forth in the next following sentence, to serve as [Chairman of the Board of Directors] [Director, President and Chief Executive Officer][Director and Treasurer] [Director and Secretary][Director][Special Advisor] until the earlier of the consummation by the Company of an Initial Business Combination or the liquidation of the Company; provided, however, that the undersigned shall not be required, as a result of such agreement, to devote any specified number of hours per week or month in the performance of any particular duties of such office[s].](5) The Company shall maintain a directors and officers liability insurance policy in force and effect beginning prior to the consummation of the public offering contemplated by the Company. [The undersigned acknowledges that the foregoing does not limit in any way the right of the Company to terminate the undersigned's employment or service as a director at any time, subject to any other contractual rights the undersigned may have.](6) [The undersigned's biographical information furnished to the Company and the Representative and attached hereto as Exhibit A is true and accurate in all respects [and][,] does not omit any material information with respect to the undersigned's background](7) [and contains all of the information required to be disclosed pursuant to Item 401 of Regulation S-K, promulgated under the Securities Act of 1933, as amended](8).

(5)
Applicable only to officers, directors and special advisors.

(6)
Applicable only to officers and directors.

(7)
Applicable only to officers, directors, and special advisors.

(8)
Applicable only to officers and directors.

        9.     The undersigned's FINRA questionnaire furnished to the Company and the Underwriters and attached hereto as Exhibit B is true and accurate in all respects. The undersigned represents and warrants that:

        (a)   the undersigned is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from, any act or practice relating to the offering of securities in any jurisdiction;

        (b)   the undersigned has never been convicted of or pleaded guilty to any crime (i) involving any fraud or (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities; and the undersigned is not currently a defendant in any such criminal proceeding; and

        (c)   the undersigned has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked.

        10.   The undersigned has full right and power, without violating any agreement by which he is bound, to enter into this letter agreement [and to serve as [Chairman of the Board of Directors] [Director, President and Chief Executive Officer][Director and Treasurer][Director and Secretary][Director]](9), and hereby consents to being named in the registration statement relating to the IPO as a[n] [officer][director][stockholder] of the Company.

(9)
Applicable only to officers and directors.

        11.   The undersigned hereby waives his right to exercise conversion rights with respect to any shares of the Company's Common Stock owned or to be owned by the undersigned, directly or indirectly, and agrees that [he][she][it] will not seek conversion with respect to such shares in connection with any vote to approve an Initial Business Combination or an Extended Period.

        12.   The undersigned agrees that, prior to the consummation of the Initial Business Combination, he will not propose any amendment to Article [Sixth] of the Company's Amended and Restated Certificate of Incorporation or support, endorse or recommend any proposal that stockholders amend such Article.

        13.   [In the event that the Company does not consummate an Initial Business Combination and must liquidate and its remaining net assets are insufficient to complete such liquidation, the undersigned agrees to advance such funds as are necessary to complete such liquidation and agrees not to seek repayment for such expenses, up to an aggregate of $15,000.](10)

(10)
Applicable only to Robin Lee.

        14.   This letter agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction.

        15.   As used herein, (i) "Initial Business Combination" shall mean the acquisition by the Company, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination or contractual arrangement, of one or more businesses or assets, in connection with which the Company will require that a majority of the shares of Common Stock voted by the Public Stockholders are voted in favor of such acquisition and stockholders owning less than 40% of the IPO Shares exercise their conversion rights on a cumulative basis; (ii) "Initial Shares" shall mean the 2,500,000 shares of Common Stock acquired by the initial Stockholders prior to the IPO; (iii) "Initial Stockholders" refers to each of the persons who purchased Initial Shares; (iv) "Insider Warrants" shall mean the 2,400,000 warrants being purchased in a private placement simultaneously with the consummation of the IPO; (v) "IPO Shares" shall mean the shares of Common Stock underlying the Units issued in the Company's IPO; (vi) "Public Stockholders" shall mean purchasers of Common Stock in the IPO or in the secondary market, including any of the Company's officers or directors or their affiliates, including the undersigned, to the extent that they purchase or acquire Common Stock in the IPO or the secondary market; (vii) "Trust Account" shall mean the trust account established under the Investment Management Trust Agreement, dated as of [                                    ], by and between the Company and [Continental Stock Transfer & Trust Company] and (viii) "Extended Period" shall mean any additional period of time beyond the 24-month anniversary of the closing of the IPO that may be approved by the stockholders of the Company in accordance with Article 6(D) of the Company's Amended and Restated Certificate of Incorporation.

        16.   This letter agreement shall terminate on the earlier of (i) one year after the Company's consummation of an Initial Business Combination and (ii) the liquidation of the Company.

[Signature page follows]

[Name of Signatory]
By:

Name:
Title:
Accepted and Agreed:
CHINA MINING RESOURCES HOLDINGS LIMITED
By:

	Name:	Robin Lee
	Title:	Chairman and Chief Executive Officer

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  Exhibit 10.1